Filed pursuant to Rule 424(b)(3)
File No. 333-153862

GRANT PARK FUTURES FUND
LIMITED PARTNERSHIP

________________________________________________

Supplement dated January 29, 2012
to
Prospectus and Disclosure Document
dated April 29, 2011

________________________________________________

THIS SUPPLEMENT CONTAINS INFORMATION WHICH AMENDS, SUPPLEMENTS OR MODIFIES CERTAIN INFORMATION CONTAINED IN THE PROSPECTUS AND DISCLOSURE DOCUMENT OF THE GRANT PARK FUTURES FUND LIMITED PARTNERSHIP DATED APRIL 29, 2011, AND SHOULD BE READ TOGETHER THEREWITH.

YOU SHOULD CAREFULLY CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 19 OF THE PROSPECTUS BEFORE YOU DECIDE TO INVEST.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

This supplement revises and replaces the text on page 2 of the Prospectus under the heading “Summary – Break-even Amounts for Each Class of Units” in its entirety as follows:

Break-Even Amounts for Each Class of Units

The following summarizes the approximate dollar returns and percentage returns required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break-even summary for the Global 3 Class units shows the amount required to “break-even” both with and without an early redemption fee which, for purposes of this summary, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment.

●	Legacy 1 Class: 5.84% (or $58.39).
●	Legacy 2 Class: 6.15% (or $61.45).
●	Global 1 Class: 5.22% (or $52.17).
●	Global 2 Class: 5.52% (or $55.24).
●	Global 3 Class: 7.70% (or $77.02) without highest early redemption fee, or 9.20% (or $92.02) with highest early redemption fee.

See “Summary – Break-Even Analysis” beginning on page 11 for detailed break-even analysis of the offered units.

This supplement revises and replaces the first paragraph on page 8 of the Prospectus under the heading “Summary-The Clearing Brokers” in its entirety with the following:

R.J. O’Brien & Associates, LLC (“RJO”) acts as a clearing broker for Grant Park.  RJO is not a sponsor or general partner of Grant Park, and does not act in any supervisory capacity with respect to the general partner or participate in management of either the general partner or Grant Park.   R.J. O’Brien’s principal office is located at 222 S. Riverside Plaza, Suite 900, Chicago, IL 60606, and its telephone number is (312) 373-5000. A futures commission merchant, RJO is a full clearing member of the CME Group, NYSE Liffe U.S., and the CBOE Futures Exchange.

This supplement revises and replaces the text on page 11 and the Break-Even Analysis tables on pages 12-17 of the Prospectus under the heading “Summary-Break-Even Analysis” in its entirety as follows:

Break-Even Analysis

The break-even analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical $1,000 initial investment in offered units to equal the amount invested 12 months after the investment was made. The break-even analysis for Global 3 Class units shows the amount required to “break-even” both with and without an early redemption fee which, for purposes of this analysis, the highest early redemption fee has been presented to approximate the effect that payment of an early redemption fee will have on a redemption of such units during the first year of investment.  The break-even analysis is an approximation only.

Legacy 1 Class Break-Even Analysis	Legacy 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$5.39
Brokerage charge(3) (5.00%)	$50.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.25%)	$(2.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$58.39
Percentage of initial selling price per Legacy 1 Class unit	5.84%

______________________
(1)
The minimum investment required to invest in the Legacy 1 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 1 Class unit, and, as described below, a Legacy 2 Class unit, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break-even analysis.

(2)
Reflects incentive fees payable to Amplitude, Graham, EMC, ETC, Rabar, Winton, Welton, Global Advisors, Transtrend, RCM, QIM and Sunrise assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Legacy 1 Class units equals 0.4167 % per month, a rate of 5.00% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Legacy 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.25% per year.

Legacy 2 Class Break-Even Analysis	Legacy 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$5.95
Brokerage charge(3) (5.25%)	$52.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.25%)	$(2.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$61.45
Percentage of initial selling price per Legacy 2 Class unit	6.15%

______________________
(1)
The minimum investment required to invest in the Legacy 2 Class units is $10,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Legacy 2 Class unit, and, as described above, a Legacy 1 Class unit, and, as described below, a Global 1 Class unit, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break-even analysis.

(2)
Reflects incentive fees payable to Amplitude, Graham, EMC, ETC, Rabar, Winton, Welton, Global Advisors, Transtrend, RCM, QIM and Sunrise assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Legacy 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Legacy 2 Class units equals 0.4375% per month, a rate of 5.25% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Legacy 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.25% per year.

Global 1 Class Break-Even Analysis	Global 1 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$4.67
Brokerage charge(3) (4.45%)	$44.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.25%)	$(2.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$52.17
Percentage of initial selling price per Global 1 Class unit	5.22%

______________________
(1)
The minimum investment required to invest in the Global 1 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 1 Class unit, and, as described above, a Legacy 1 Class unit and a Legacy 2 Class unit, and, as described below, a Global 2 Class unit and a Global 3 Class unit, for purposes of the break-even analysis.

(2)
Reflects incentive fees payable to Amplitude, EMC, ETC, Graham, Winton, Transtrend, QIM, RCM and Sunrise assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 1 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 1 Class units equals 0.3708% per month, a rate of 4.45% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 1 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.25% per year.

Global 2 Class Break-Even Analysis	Global 2 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$5.24
Brokerage charge(3) (4.70%)	$47.00
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.25%)	$(2.50)
Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit	$55.24
Percentage of initial selling price per Global 2 Class unit	5.52%

______________________
(1)
The minimum investment required to invest in the Global 2 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 2 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and, as described below, a Global 3 Class unit, for purposes of the break-even analysis.

(2)
Reflects incentive fees payable to Amplitude, EMC, ETC, Graham, Winton, Transtrend, QIM, RCM and Sunrise assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 2 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 2 Class units equals 0.3917% per month, a rate of 4.70% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 2 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.25% per year.

Global 3 Class Break-Even Analysis	Global 3 Class Units
Assumed initial selling price per unit(1)	$1,000.00
Trading advisors’ incentive fees(2)	$9.52
Brokerage charge(3) (6.45%)	$64.50
Operating expenses(4) (0.25%)	$2.50
Offering expenses(5) (0.30%)	$3.00
Interest income(6) (0.25%)	$(2.50)

Amount of trading income required for the redemption value at the end of one year to equal the initial selling price of the unit, without early redemption fee	$77.02

Percentage of initial selling price per unit, without early redemption fee	7.70%
Early redemption fee(7) (1.50%)	$15.00

Amount of trading income required for the redemption value at the end of one year to equal the initial selling price per Global 3 Class unit, with early redemption fee	$92.02

Percentage of initial selling price per Global 3 Class unit, with early redemption fee	9.20%

______________________
(1)
The minimum investment required to invest in the Global 3 Class units is $5,000. For ease of comparability, $1,000 will be deemed to be the assumed selling price per unit of a Global 3 Class unit, and, as described above, a Legacy 1 Class unit, a Legacy 2 Class unit and a Global 1 Class unit, and a Global 2 Class unit, for purposes of the break-even analysis.

(2)
Reflects incentive fees payable to Amplitude, EMC, ETC, Graham, Winton, Transtrend, QIM, RCM and Sunrise assuming they manage between 5% and 20% of invested assets and assuming each of the advisors have equivalent performance returns for the 12-month period. Actual incentive fees are calculated quarterly on the basis of each trading advisor’s individual performance, not the overall performance of Grant Park or the Global 3 Class units. Because incentive fees payable to certain of these trading advisors are calculated on the basis of trading profits realized on the assets they manage after deduction for the allocable portion of only certain expenses charged to Grant Park, these advisors would receive an incentive fee before Grant Park has recouped all expenses and reaches the “break-even” level. Incentive fees payable to certain other of these trading advisors are calculated after deduction for the allocable portion of expenses charged to Grant Park. These advisors would not receive an incentive fee before Grant Park has recouped all expenses.

(3)
The brokerage charge is paid to the general partner on a monthly basis. Effective the initial closing date, the brokerage charge for the Global 3 Class units equals 0.5375% per month, a rate of 6.45% annually, of such units’ month-end adjusted net assets. Out of this amount, the general partner pays all clearing, execution and give-up, floor brokerage, exchange and NFA fees, any other transaction costs, selling agent compensation, selling agent service fees and consulting fees to the trading advisors. The general partner retains the balance as payment for its services to Grant Park. Bid-ask spreads on Grant Park’s forward and other non-exchange traded contracts are not included in this break-even table due to the difficulty of determining those spreads.

(4)	Grant Park is responsible for ongoing operating expenses, up to an amount not to exceed 0.25% of Grant Park’s average net assets per year. This amount is used for purposes of this break-even analysis.

(5)
Grant Park’s organization and offering expenses are paid by the general partner and then reimbursed to the general partner by Grant Park. To pay this reimbursement, effective the initial closing date, Global 3 Class units are assessed at an annual rate of 30 basis points (0.30%) of adjusted net assets, calculated and payable monthly on the basis of month-end adjusted net assets of the applicable class.

(6)	Grant Park earns interest on free cash balances held in its futures trading accounts. Interest is estimated for these purposes at a rate of 0.25% per year.

(7)
Global 3 Class limited partners are prohibited from redeeming such units for three months following the subscription for units. Thereafter, Global 3 Class limited partners causing redemption of their units on or before the one-year anniversary of their subscription for the redeemed units will pay an early redemption fee of 1.5%, 1.0% or 0.5% of the net asset value of the redeemed units, depending on when the units are redeemed during the first year. For purposes of this break-even analysis, the highest early redemption fee has been presented to approximate the effect a payment of an early redemption fee would have on a redemption of Global 3 Class units at an undetermined point during the first year of investment. Because the early highest redemption fee has been used and the other fees and expenses shown assume an investment in Grant Park for one year, the break-even analysis does not reflect the actual amount required to “break-even” for Global 3 Class units that are redeemed prior to the one-year anniversary of the investment, which will vary depending on the date of redemption.

This supplement revises and replaces the first paragraph on page 44 of the Prospectus under the heading “The Trading Advisors-Eckhardt Trading Company (ETC)-Management” in its entirety as follows:

The listed principals of ETC are William Eckhardt, John D. Fornengo, Audrey Gale and William Eckardt as Trustee of William Eckhardt Revocable Trust.

This supplement inserts the following paragraph after the third paragraph on page 45 of the Prospectus under the heading “The Trading Advisors-Eckhardt Trading Company (ETC)-Management” in its entirety as follows:

Audrey L. Gale, Director of Client Services, Administration, and Business Development, has over 22 years of experience in the managed futures industry.  She received a Bachelor of Business degree from Western Illinois University.  Ms. Gale has been registered as an associated person and branch office manager of ETC (and William Eckhardt) since the inception of ETC’s business in June 1991, and in July 2011, she became a principal of ETC.  She is also the President and sole director and shareholder of Gale Fund Management, Inc., a registered CPO, which serves as a co-general partner and co-CPO of Eckhardt Futures Limited Partnership.  Ms. Gale has been registered as a principal and associated person of Gale Fund Management, Inc. since January 1993.
Ms. Gale d/b/a Gale Investment Services, is also a sole proprietor, non-trading CTA, formed in December 1988 to provide client services, marketing and various administrative/business services to certain other commodity trading advisor firms.  She holds registrations with two other CTA/CPO firms, Hawksbill Capital Management (“Hawksbill”) and Saxon Investment Corporation (“Saxon”), that are independent of ETC.  She has been an associated person and branch office manager of Hawksbill since November 1988, and May 1990 respectively, and has been an associated person and branch office manager of Saxon since March 1994.

This supplement revises and replaces the first paragraph on page 46 of the Prospectus under the heading “The Trading Advisors-Winton Capital Management Limited-Management” in its entirety as follows:

The listed principals for Winton are David Winton Harding, Osman Murgian, Martin John Hunt, Anthony Daniell, Matthew D. Beddall, Rajeev Patel, Andrew Bastow, Amur Jersey Limited and Samur Jersey Limited.

This supplement revises and replaces the first paragraph on page 48 of the Prospectus under the heading “The Trading Advisor-Welton Investment Corporation-Welton’s Trading Program” captioned  in its entirety as follows:

Since its inception, Welton has offered managed futures advisory services to trading manager, institutional and high net worth clients. Welton will use its Global Directional Portfolio program (GDP), described below,  in managing assets for Grant Park.

This supplement deletes the first paragraph on page 49 of the Prospectus under the heading “The Trading Advisors–Welton Investment Corporation–Welton’s Trading Program-GNP Program” in its entirety.

This supplement revises and replaces the table on page 61 of the Prospectus captioned “Performance of Grant Park – Class A Units” in its entirety as follows:

PERFORMANCE OF GRANT PARK - CLASS A UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class A units for the last five full calendar years and the first eleven months of 2011 is presented below. While the performance record set forth in the table below has not been independently audited, the General Partner believes that the information presented is accurate.  All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class A units)
Type	Privately offered (through February 2003); Publicly offered beginning June 30, 2003; Multi-advisor
Inception of Trading	January 1989
Aggregate Gross Subscriptions at 11/30/11	$147,153,661
Net Asset Value at 11/30/11	$48,411,506
Worst Monthly Percentage Draw-Down (Since 1/06)(1)	-7.95% 01/10
Worst Peak-to-Valley Draw-Down (Since 1/06)(2)	-17.43% (Start of 01/09 - End of 11/11 )

	Rate of Return(3)

	2011	2010	2009	2008	2007	2006

January	-0.52%	-7.95%	-0.91%	2.49%	1.25%	3.49%
February	2.26%	0.63%	-0.80%	9.66%	-4.18%	-3.28%
March	-2.48%	4.08%	-3.26%	-0.63%	-4.55%	4.06%
April	3.79%	1.80%	-1.73%	-0.13%	5.23%	9.46%
May	-6.93%	-3.83%	1.64%	2.11%	4.60%	-0.81%
June	-3.79%	-0.21%	-3.41%	3.06%	4.16%	-2.85%
July	3.02%	-1.66%	-1.26%	-5.06%	-3.72%	-3.66%
August	-1.81%	2.77%	1.15%	-2.41%	-3.71%	2.20%
September	-1.64%	3.24%	1.17%	1.31%	8.78%	-1.10%
October	-4.51%	4.33%	-2.59%	4.76%	5.23%	-0.64%

November	-0.57%	-2.58%	4.24%	2.76%	-0.66%	3.59%
December		4.57%	-3.57%	1.08%	0.63%	-0.92%
Year	-12.91%	4.45%	-9.23%	19.91%	12.63%	9.11%

______________________
(1)
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 62 of the Prospectus captioned “Performance of Grant Park – Class B Units” in its entirety as follows:

PERFORMANCE OF GRANT PARK - CLASS B UNITS
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Class B units for the last five full calendar years and the first eleven months of 2011 is presented below. While the performance record set forth in the table below has not been independently audited, the General Partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Class B units)
Type	Public; Multi-advisor
Inception of Trading	August 2003
Aggregate Gross Subscriptions at 11/30/11	$ 872,734,726
Net Asset Value at 11/30/11	$ 481,022,962
Worst Monthly Percentage Draw-Down(1) (Since 1/06)	-8.00% 01/10
Worst Peak-to-Valley Draw-Down(2) (Since 1/06)	-19.01% (Start of 01/09 - End of 11/11 )

	Rate of Return(3)

	2011	2010	2009	2008	2007	2006

January	-0.58%	-8.00%	-0.98%	2.42%	1.18%	3.41%
February	2.20%	0.57%	-0.88%	9.58%	-4.25%	-3.35%
March	-2.53%	4.03%	-3.33%	-0.70%	-4.62%	3.98%
April	3.74%	1.74%	-1.78%	-0.20%	5.15%	9.38%
May	-6.98%	-3.88%	1.58%	2.03%	4.52%	-0.88%
June	-3.84%	-0.27%	-3.46%	2.99%	4.09%	-2.92%
July	2.96%	-1.71%	-1.32%	-5.12%	-3.79%	-3.73%
August	-1.86%	2.71%	1.09%	-2.48%	-3.78%	2.12%
September	-1.69%	3.21%	1.12%	1.24%	8.70%	-1.17%
October	-4.57%	4.27%	-2.64%	4.69%	5.16%	-0.71%

November	-0.62%	-2.63%	4.19%	2.69%	-0.73%	3.51%
December		4.52%	-3.63%	1.01%	0.64%	-0.90%
Year	-13.43%	3.80%	-9.87%	18.88%	11.76%	8.28%

______________________
(1)
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 63 of the Prospectus captioned “Performance of Grant Park - Legacy 1 Class Units” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Legacy 1 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Legacy 1 Class units from April 1, 2009 through November 30, 2011, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 1 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 11/30/11	$ 7,929,427
Net Asset Value at 11/30/11	$ 5,759,799
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.77% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-14.21% (Start of 05/11 - End of 11/11)

Rate of Return(3)

	2011	2010	2009

January	-0.35%	-7.77%	---
February	2.37%	0.82%	---
March	-2.21%	4.15%	---
April	3.84%	1.77%	-1.59%
May	-6.63%	-3.53%	1.66%
June	-3.62%	-0.03%	-3.10%

July	3.23%	-1.50%	-1.08%
August	-1.62%	2.86%	1.27%
September	-1.47%	3.24%	1.21%
October	-4.34%	4.35%	-2.42%
November	-0.40%	-2.32%	4.04%
December		4.67%	-3.19%
Year	-11.12%	6.09%	-3.39%

 ______________________
(1)
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 64 of the Prospectus captioned “Performance of Grant Park - Legacy 2 Units” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Legacy 2 Units
(Unaudited)

 As required by CFTC regulations, the past performance record of Grant Park’s Legacy 2 Class units from April 1, 2009 through November 30, 2011, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Legacy 2 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 11/30/11	$19,200,386
Net Asset Value at 11/30/11	$16,397,967
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.79% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-14.50% (Start of 05/11 - End of 11/11 )

	Rate of Return(3)

	2011	2010	2009

January	-0.37%	-7.79%	---
February	2.33%	0.80%	---

March	-2.22%	4.13%	---
April	3.77%	1.72%	-1.61%
May	-6.63%	-3.53%	1.62%
June	-3.66%	-0.05%	-3.12%
July	3.18%	-1.52%	-1.09%
August	-1.69%	2.82%	1.26%
September	-1.57%	3.20%	1.21%
October	-4.40%	4.31%	-2.44%
November	-0.42%	-2.34%	4.04%
December		4.62%	-3.22%
Year	-11.56%	5.73%	-3.55%

______________________
(1)
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 65 of the Prospectus captioned “Performance of Grant Park - Global 1 Units” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 1 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 1 Class units from April 1, 2009 through November 30, 2011, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 1 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 11/30/11	$ 17,630,160
Net Asset Value at 11/30/11	$ 13,937,210
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.80% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-14.11% (Start of 06/09 - End of 11/11 )

Rate of Return(3)

2011	2010	2009

January	-0.74%	-7.80%	---
February	2.00%	0.71%	---
March	-1.85%	3.65%	---
April	2.92%	1.52%	-0.28%
May	-6.49%	-2.21%	2.02%
June	-3.33%	0.29%	-3.21%
July	3.09%	-2.51%	-1.26%
August	-1.25%	2.71%	1.11%
September	-1.34%	1.97%	1.18%
October	-4.01%	3.70%	-3.22%
November	-0.39%	-2.13%	3.75%
December		3.59%	-4.21%
Year	-11.23%	2.88%	-4.32%

______________________
(1)
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 66 of the Prospectus captioned “Performance of Grant Park - Global 2 Units” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 2 Units
(Unaudited)

As required by CFTC regulations, the past performance record of Grant Park’s Global 2 Class units from April 1, 2009 through November 30, 2011, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 2 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 11/30/11	$ 34,484,967
Net Asset Value at 11/30/11	$ 28,418,189
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.82% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-14.83% (Start of 06/09 - End of 11/11 )

	Rate of Return(3)

	2011	2010	2009

January	-0.76%	-7.82%	---
February	1.99%	0.69%	---
March	-1.89%	3.56%	---
April	2.91%	1.50%	-0.30%
May	-6.53%	-2.24%	1.97%
June	-3.36%	0.29%	-3.24%
July	3.07%	-2.53%	-1.28%
August	-1.28%	2.70%	1.09%
September	-1.36%	1.94%	1.10%
October	-4.03%	3.68%	-3.24%
November	-0.41%	-2.15%	3.61%
December		3.56%	-4.17%
Year	-11.46%	2.56%	-4.64%

______________________
(1)
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the table on page 67 of the Prospectus captioned “Performance of Grant Park - Global 3 Units” in its entirety as follows:

PERFORMANCE OF GRANT PARK - Global 3 Units
(Unaudited)

 As required by CFTC regulations, the past performance record of Grant Park’s Global 3 Class units from April 1, 2009 through November 30, 2011, is presented below. While the performance record set forth in the table below has not been independently audited, the general partner believes that the information presented is accurate. All performance information is shown net of fees and expenses.

Name	Grant Park Futures Fund Limited Partnership (Global 3 Class)
Type	Public
Inception of Trading	April 2009
Aggregate Gross Subscriptions at 11/30/11	$ 280,406,954
Net Asset Value at 11/30/11	$ 231,306,545
Worst Monthly Percentage Draw-Down (Since April 2009)(1)	-7.95% 01/10
Worst Peak-to-Valley Draw-Down (Since April 2009)(2)	-18.72% (Start of 06/09 - End of 11/11 )

Rate of Return(3)

	2011	2010	2009

January	-0.91%	-7.95%	---
February	1.76%	0.54%	---
March	-2.01%	3.40%	---
April	2.75%	1.33%	-0.44%
May	-6.67%	-2.38%	1.77%
June	-3.50%	0.10%	-3.49%
July	2.92%	-2.67%	-1.43%
August	-1.43%	2.54%	0.94%
September	-1.52%	1.79%	0.96%
October	-4.17%	3.51%	-3.38%
November	-0.56%	-2.28%	3.52%
December		3.40%	-4.36%
Year	-12.95%	0.68%	-6.04%

______________________
(1)
Worst Monthly Percentage Draw-Down is the largest monthly loss experienced by Grant Park in any calendar month expressed as a percentage of total equity in Grant Park and includes the month and year of that draw-down.

(2)
Worst Peak-to-Valley Draw-Down is the greatest cumulative percentage decline in month-end net asset value of Grant Park due to losses sustained by Grant Park during a period in which the initial month-end net asset value of Grant Park is not equaled or exceeded by a subsequent month-end net asset value of Grant Park and includes the time period in which the draw-down occurred.

(3)
The monthly rate of return is computed by dividing monthly performance by beginning monthly equity plus additions less redemptions. The monthly rates are then compounded to arrive at the annual rate of return.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

This supplement revises and replaces the first sentence on page 120 of the Prospectus under the heading “The Clearing Brokers” in its entirety as follows:

R.J. O’Brien & Associates, LLC, Newedge USA, LLC and UBS Securities LLC serve as Grant Park’s clearing brokers.

This supplement replaces the section entitled “MF Global Inc.” on page 120 of the Prospectus under the heading “The Clearing Brokers” in its entirety as follows:

R.J. O’Brien & Associates, LLC

General

R.J. O’Brien became one of Grant Park’s clearing brokers effective November 2011. Founded in 1914, R.J. O’Brien & Associates, LLC (“RJO”) is a privately owned Futures Commission Merchant (FCM).  RJO is one of the oldest and best known independent futures brokerage firms in the industry.  RJO is a founding member of the Chicago Mercantile Exchange, a full clearing member of the Chicago Board of Trade, New York Mercantile Exchange, the New York Board of Trade, the Intercontinental Exchange (ICE) and the Dubai Mercantile Exchange and a member of Eurex AG and Euronext.Liffe.

Legal Proceedings

Due to its size and complexity of operations, RJO is occasionally involved in litigation.  However, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against RJO or its principals in the past five years.

This supplement revises and replaces the first paragraph on page 124 of the Prospectus under the heading “The Clearing Brokers – NewEdge USA, LLC – General” in its entirety as follows:

General

Newedge USA, LLC (“Newedge USA”) became one of Grant Park’s clearing brokers effective July 1, 2008 to execute and clear Grant Park’s futures transactions and provide other brokerage-related services. Newedge USA’s affiliate, Newedge Alternative Strategies, Inc. (“NAST”) may execute foreign exchange or other OTC transactions with Grant Park, as principal. Newedge USA and NAST are subsidiaries of Newedge Group. Newedge USA and NAST are headquartered at 550 W. Jackson, Suite 500, Chicago, IL 60661 with branch offices in New York, New York, Kansas City, Missouri, Cypress, Texas, Houston, Texas, Atlanta, Georgia and Montreal Canada. Newedge USA is a futures commission merchant and broker-dealer registered with the CFTC and the SEC, and is a member of FINRA. Newedge USA is a clearing member of all principal futures exchanges located in the United States as well as a member of the Chicago Board Options Exchange, International Securities Exchange, New York Stock Exchange, Options Clearing Corporation, and Government Securities Clearing Corporation. NAST is an eligible swap participant that is not registered or required to be registered with the CFTC or the SEC, and is not a member of any exchange. Prior to January 2, 2008 Newedge USA, LLC was known as Fimat USA, LLC, while NAST was known as Fimat Alternative Strategies Inc. On September 1, 2008, Newedge USA merged with future commission merchant and broker-dealer Newedge Financial Inc. (“NFI”) — formerly known as Calyon Financial Inc. Newedge USA was the surviving entity.

This supplement revises and replaces the four paragraphs on page 125 of the Prospectus under the heading “The Clearing Brokers – NewEdge USA, LLC – Legal Proceedings” in their entirety as follows:

Legal Proceedings

At any given time, Newedge USA is involved in numerous legal actions and administrative proceedings, which Newedge USA has advised the general partner are not, in the aggregate, as of the date of this supplement expected to have a material effect upon its condition, financial or otherwise, or to the services it renders to Grant Park. Newedge USA has also advised the general partner that, as of the date of this supplement, there have been no material, administrative, civil or criminal proceedings pending, on appeal or concluded against Newedge USA, NAST or its principals within the last five years, except as follows.

In March 2008, NFI settled, without admitting or denying the allegations, a disciplinary action brought by the New York Mercantile Exchange (“NYMEX”) alleging that NFI violated NYMEX rules related to: numbering and time stamping orders by failing properly to record a floor order ticket; wash trading; failure to adequately supervise employees; and violation of a prior NYMEX cease and desist order, effective as of December 5, 2006, related to numbering and time stamping orders and block trades. NFI paid a $100,000 fine to NYMEX in connection with this settlement.

In February 2011, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA exceeded speculative limits in the October 2009 live cattle futures contract on the Chicago Mercantile Exchange and failed to provide accurate and timely reports to the CFTC regarding their larger trader positions.  Newedge USA paid a $140,000 civil penalty and disgorgement value of $80,910 to settle this matter.  In addition, the CFTC Order required Newedge USA to implement and maintain a program designed to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

    In January 2012, Newedge USA settled, without admitting or denying the allegations, a disciplinary action brought by the CFTC alleging that Newedge USA failed to file accurate and timely reports to the CFTC and failed to report certain large trader information to the CFTC.  Newedge USA paid a $700,000 civil penalty to settle this matter.  In addition, the CFTC Order required Newedge USA to timely submit accurate position reports and notices, and to implement and maintain procedures to prevent and detect reporting violations of the Commodity Exchange Act and CFTC regulations.

Neither Newedge USA, NAST nor any affiliate, officer, director or employee thereof have passed on the merits of this supplement, or give any guarantee as to the performance or any other aspect of Grant Park.

This supplement revises and replaces the seven paragraphs on page 125-126 of the Prospectus under the heading “The Clearing Brokers – UBS Securities LLC – Legal Proceedings” in their entirety as follows:

Legal Proceedings

UBS Securities has advised the general partner that, except as set forth below, neither UBS Securities nor any of its principals have been involved in any administrative, civil or criminal proceeding, whether pending, on appeal or concluded, within the past five years that is in UBS Securities’ determination material to a decision whether to invest in Grant Park in light of all the circumstances. UBS Securities is and has been a defendant in numerous legal actions relating to its securities and commodities business that allege various violations of federal and state securities laws.

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the “Complaint”) and notice of adjudicatory proceeding against UBS Securities, captioned In The Matter of UBS Securities, Docket No. E-2007-0049, which alleged that UBS Securities violated the Massachusetts Uniform Securities Act (the “Act”) and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities.  The Complaint seeks a cease and desist order from conduct that violates the Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the Complaint. The matter is still pending.

In the summer of 2008, the Massachusetts Securities Division, Texas State Securities Board, and the New York Attorney General (“NYAG”) all brought actions against UBS Securities and UBS Financial Services, Inc. (“UBS Financial”), alleging violations of various state law anti-fraud provisions in connection with the marketing and sale of auction rate securities.

On August 8, 2008, UBS Securities and UBS Financial reached agreements in principle with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 30, 2012.  On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division’s administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter.  On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of

Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC. UBS paid penalties of $75 million to NYAG and an additional $75 million to be apportioned among the participating NASAA states.  In March 2010, UBS and NASAA agreed on final settlement terms, pursuant to which, UBS agreed to provide client liquidity up to an additional $200 million.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (NHHELCO).  The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues.  On April 14, 2010, UBS Securities entered into a Consent Order resolving all of the Bureau’s claims. UBS paid $750,000 to the Bureau for all costs associated with the Bureau’s investigation. UBS entered a separate civil settlement with NHHELCO and provided a total financial benefit of $20 million to NHHELCO.

On April 29, 2010, the CFTC issued an order with respect to UBS Securities LLC and levied a fine of $200,000. The order stated that on February 6, 2009, UBS Securities’ employee broker aided and abetted UBS Securities’ customer’s concealment of material facts from the New York Mercantile Exchange (“NYMEX”) in violation of Section 9(a)(4) of the CEA, 7 U.S.C. Section 13(a)(4) (2006).  Pursuant to NYMEX Rules, a block trade must be reported to NYMEX “within five minutes of the time of execution” consistent with the requirements of NYMEX Rule 6.21C(A)(6).  Although the block trade in question was executed earlier in the day, UBS Securities’ employee broker aided and abetted its customer’s concealment of facts when, in response to the customer’s request to delay reporting the trade until after the close of trading, UBS Securities’ employee did not report the trade until after the close.  Because the employee broker undertook his actions within the scope of his employment, pursuant to Section 2(a)(1)(B) of the CEA, 7 U.S.C. Section 2(a)(1)(B) (2006), and Commission Regulation 1.2, 17 C.F.R. Section 1.2 (2009), UBS Securities is liable for the employee broker’s aiding and abetting of its customer’s violation of Section 9(a)(4) of the CEA.  The fine has been paid and the matter is now closed.

UBS Securities will act only as clearing broker for Grant Park and as such will be paid commissions for executing and clearing trades on behalf of Grant Park.  UBS Securities has not passed upon the adequacy or accuracy of this supplement. UBS Securities neither will act in any supervisory capacity with respect to the general partner nor participate in the management of Grant Park.

This supplement revises and replaces the first paragraph on page 135 of the Prospectus under the heading “Fees and Expenses –Fees and Expenses Paid by the General Partner – Trading Advisor Consulting Fees” in its entirety as follows:

Each trading advisor receives a consulting fee, payable by the General Partner not Grant Park, ranging from 0% to 2% per year, computed and accrued monthly on the basis of the trading advisor’s allocated net assets either at the beginning of the month or at month-end and paid depending on the trading advisor either monthly or quarterly. The consulting fees payable to each of Grant Park’s trading advisors that are allocated 10% or more of the fund’s assets are as follows: 1.5% to EMC, 1% to ETC, 1% to Winton and 1% to Welton. Grant Park pays consulting fees ranging between 0% and 3% to each of Rabar, Global Advisors, Transtrend, QIM, Sunrise, Amplitude, and effective February 1, 2011, Alder and Denali. No advisor fees are payable with respect to certain advisors.

This supplement deletes the information relating to Welton Investment Corporation – GNP Program in the chart on page SAI-E-22 of the Prospectus under the heading “Supplemental Performance Information-Trading Advisor Overview-December 31, 2010” in its entirety.